UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2022 (July 5, 2022)

CDK GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36486	46-5743146
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1950 Hassell Road

Hoffman Estates, IL 60169

(Address of Principal Executive Offices) (Zip Code)

(847) 397-1700

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	CDK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by CDK Global, Inc. (the “Company”) on April 8, 2022, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 7, 2022, with Central Parent Inc., a Delaware corporation (formerly known as Central Parent LLC) (“Parent”), and Central Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Purchaser”). Pursuant to the Merger Agreement, Purchaser commenced a tender offer to acquire all of the outstanding shares of common stock, par value $0.01 per share, of the Company (the “Shares”), at a purchase price of $54.87 per Share in cash, without interest thereon and subject to any tax withholding (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated as of April 22, 2022 (as amended or supplemented, the “Offer to Purchase”) and in the related Letter of Transmittal (which, as amended or supplemented, together with the Offer to Purchase, constitutes the “Offer”).

The Offer and related withdrawal rights expired at 5:00 p.m., New York City time, on Tuesday, July 5, 2022 (such date and time, the “Offer Expiration Time”). Computershare Trust Company, N.A., the depository for the Offer, has advised Parent and Purchaser that, as of the Offer Expiration Time, 67,550,913 Shares (excluding Shares with respect to which notices of guaranteed delivery were delivered but were not yet “received” (as such term is defined in Section 251(h)(6)(f) of the Delaware General Corporation Law (the “DGCL”))) had been validly tendered pursuant to the Offer and not validly withdrawn, representing approximately 57.8% of the outstanding Shares as of the Offer Expiration Time. Accordingly, the Minimum Condition to the Offer (as defined in the Merger Agreement) has been satisfied. As a result of the satisfaction of the Minimum Condition and each of the other conditions to the Offer, on July 6, 2022, Purchaser accepted for payment all Shares that were validly tendered pursuant to the Offer and not validly withdrawn on or prior to the Offer Expiration Time and will promptly pay for such Shares in accordance with the terms of the Offer.

On July 6, 2022, pursuant to the terms of the Merger Agreement and in accordance with Section 251(h) of the DGCL, Purchaser was merged with and into the Company (the “Merger”), without a vote of the Company’s stockholders, with the Company continuing as the surviving corporation in the Merger and as a wholly-owned subsidiary of Parent.

At the effective time of the Merger (the “Effective Time”) and as a result thereof, each Share outstanding immediately prior to the Effective Time (other than (i) Shares irrevocably accepted for purchase by Purchaser in the Offer, (ii) Shares that immediately prior to the Effective Time were owned by the Company, Parent, Purchaser, any other direct or indirect wholly owned subsidiary of Parent or any direct or indirect wholly owned subsidiary of the Company or that were held in the Company’s treasury and (iii) Shares that were issued and outstanding immediately prior to the Effective Time and that were held by a Company stockholder who was entitled to demand and properly demands the appraisal of such Shares in accordance with and complies in all respects with, Section 262 of the DGCL) was automatically converted into the right to receive the Offer Price, without interest thereon and subject to any tax withholding.

In addition, pursuant to the Merger Agreement, as of the Effective Time, (i) each Company stock option that was outstanding immediately prior to the Effective Time, whether vested or unvested, was canceled as of immediately prior to the Effective Time and converted into the right to receive an amount in cash, without interest, equal to the product of (x) the excess, if any, of the Offer Price over the per-share exercise price of the applicable Company stock option, multiplied by (y) the aggregate number of Shares subject to such Company stock option, less applicable taxes required to be withheld; provided, that any Company stock option with a per-share exercise price equal to or greater than the Offer Price was canceled for no consideration; (ii) each Company restricted share that was outstanding immediately prior to the Effective Time became fully vested as of immediately prior to the Effective Time and canceled and converted into the right to receive an amount in cash, without interest, equal to the Offer Price; (iii) each Company restricted stock unit that was outstanding immediately prior to the Effective Time became fully vested as of immediately prior to the Effective Time and canceled and converted into the right to receive an amount in cash, without interest, equal to the Offer Price multiplied by the aggregate number of Shares subject to such Company restricted stock unit immediately before the Effective Time; and (iv) each Company performance stock unit that was outstanding immediately prior to the Effective Time became fully vested as of immediately prior to the Effective Time and canceled and converted into the right to receive an amount in cash, without interest, equal to the Offer Price multiplied by the aggregate number of Shares subject to such Company performance stock unit immediately before the Effective Time (assuming that all applicable performance metrics for performance periods that have not been completed as of immediately before the Effective Time have been achieved (on a cumulative basis and not on individual performance year basis) at the greater of target level and actual performance measured through the Effective Time, with the financial performance metrics in respect of any fiscal year commencing after the 2022 fiscal year being deemed achieved at the target level).

The aggregate cash consideration to be paid by Parent and Purchaser to complete the Offer and Merger is approximately $8.7 billion without giving effect to related transaction fees and expenses. Parent financed the transactions contemplated by the Merger Agreement through available cash and short- and long-term borrowings.

Item 1.01 Entry into a Material Definitive Agreement.

First Lien Notes

On June 16, 2022, Parent and Purchaser (together with Parent, the “Initial Issuers”) completed a private offering of $750.0 million in aggregate principal amount of their first lien notes due 2029 (the “Notes”). Purchaser is a wholly-owned subsidiary of Parent, and Parent is a wholly-owned subsidiary of Central HoldCo Inc., a Delaware corporation (“Holdings”) formed by affiliates of Brookfield Asset Management Inc. and Brookfield Capital Partners VI L.P. (together, “Brookfield”). In connection with the issuance of the Notes, the Initial Issuers and Holdings entered into an indenture with U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and notes collateral agent (the “Notes Collateral Agent”), governing the Notes (the “Indenture”).

On July 6, 2022, Purchaser merged with and into the Company (together with Parent, the “Issuers” or the “Borrowers”), with the Company as the surviving entity in the Merger. In connection with the Merger, each of the Company’s wholly-owned domestic subsidiaries that guarantee the Issuers’ obligations under the New Credit Facilities (as defined below) (the “Subsidiary Guarantors” and, together with Holdings, the “Guarantors”) and the Trustee and Notes Collateral Agent entered into a supplemental indenture to the Indenture pursuant to which the Subsidiary Guarantors unconditionally guaranteed the Notes.

The Notes accrue interest at a rate of 7.250% per year from the date of issuance until maturity or earlier redemption. Interest on the Notes is payable on June 15 and December 15 of each year, beginning on December 15, 2022. The Notes mature on June 15, 2029.

The Notes are secured by first-priority liens on substantially all of the assets that secure the Issuers’ and the Guarantors’ obligations under the New Credit Facilities, subject to certain exceptions and permitted liens.

At any time prior to June 15, 2025, the Issuers have the option to redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, to the date of redemption and a “make-whole” premium. The Notes are redeemable at the option of the Issuers, in whole or in part, at any time on or after June 15, 2025, at specified redemption prices, together with accrued and unpaid interest, if any, to the date of redemption. In addition, the Issuers may redeem (i) up to 40% of the aggregate principal amount of the Notes before June 15, 2025 with the net cash proceeds from certain equity offerings, (ii) up to 10% of the aggregate principal amount of the Notes during any 12-month period prior to June 15, 2025 and/or (iii) at one time prior to June 15, 2023, an aggregate principal amount of the Notes not to exceed the proceeds received from any disposition of the Issuers’ non-automotive Dealer Management System business line, provided that, unless after giving effect to any such redemption all of the outstanding Notes are being redeemed substantially concurrently, the Issuers may redeem no more than $450.0 million in aggregate principal amount of the Notes pursuant to clauses (ii) and (iii) above, in each case, at specified redemption prices. Under the terms of the Notes, certain change of control triggering events will require the Issuers to make an offer to purchase the Notes at a price of 101% of the principal amount thereof, plus accrued and unpaid interest to the purchase date.

New First Lien Credit Facilities

On July 6, 2022, in connection with the Merger, Holdings and the Borrowers entered into a first lien credit agreement with Credit Suisse AG, New York Branch, as administrative agent and collateral agent, and the lenders party thereto (the “First Lien Credit Agreement”), providing for (x) a 7-year, $3,600.0 million principal amount senior secured U.S. dollar denominated first lien term loan facility (the “New First Lien Term Loan Facility”) and (y) a 5-year, $650.0 million senior secured revolving credit facility (the “New Revolving Facility” and together with the New First Lien Term Loan Facility, the “New First Lien Credit Facilities”). Substantially all of the assets of the Borrowers and the Guarantors are pledged as collateral on a first-priority basis to secure obligations under the New First Lien Credit Facilities (subject to customary exceptions and permitted liens).

The amortization rate for the New First Lien Term Loan Facility is 1.00% per annum in equal quarterly installments.

The First Lien Credit Agreement includes a financial maintenance covenant, applicable only to the New Revolving Facility, requiring that, if extensions of credit under the New Revolving Facility exceed a specified amount as of the last day of the applicable fiscal quarter, the consolidated first lien net leverage ratio of the Company shall not be greater than 9.47:1.00 as of such day.

Borrowings under the New First Lien Credit Facilities bear interest at a rate per annum equal to an applicable margin plus, at the Borrowers’ option: (a) for loans denominated in U.S. dollars, a floating rate of either (1) a base rate determined by reference to the highest of (x) the rate last quoted by The Wall Street Journal as the U.S. “Prime Rate” in effect on such day, (y) the federal funds effective rate plus 0.50% per annum or (z) the applicable Secured Overnight Financing Rate (“SOFR”) (subject to the applicable “floor” of 0.00% per annum for the New Revolving Facility and 0.50% per annum for the New First Lien Term Facility) plus 1.00% per annum; or (2) for term benchmark rate loans, a rate determined by reference to the SOFR rate based on the interest period of the applicable borrowing (subject to the applicable "floor"); and (b) for loans denominated in any other applicable currency, the applicable benchmark rate set forth in the First Lien Credit Agreement for such currency (subject to any applicable “floor”). The applicable interest rate margins for borrowings under the New First Lien Term Loan Facility shall be either (i) 3.25% or 3.50% per annum for base rate loans or (ii) 4.25% or 4.50% per annum for SOFR and other term benchmark rate loans, in each case, based on the then applicable consolidated first lien net leverage ratio of the Company. The applicable interest rate margins for borrowings under the New Revolving Facility range from either (i) 2.50% to 3.00% with respect to base rate and prime rate loans or (ii) from 3.50% to 4.00% with respect to SOFR and other term benchmark rate loans, in each case, based on the then applicable consolidated first lien net leverage ratio of the Company.

New Second Lien Credit Facility

On July 6, 2022, in connection with the Merger, Holdings and the Borrowers entered into a second lien credit agreement with Goldman Sachs Specialty Lending Group, L.P., as administrative agent and collateral agent, and the lenders party thereto (the “Second Lien Credit Agreement”), providing for an 8-year, $755.0 million senior secured U.S. dollar denominated second lien term loan facility and a $65.0 million delayed draw term loan facility (the “New Second Lien Term Loan Facility” and together with the New First Lien Credit Facilities, the “New Credit Facilities”). Substantially all of the assets of the Borrowers and the Guarantors are pledged as collateral on a second-priority basis to secure obligations under the New Second Lien Credit Facility (subject to customary exceptions and permitted liens).

Borrowings under the New Second Lien Term Loan Facility bear interest at a rate per annum equal to an applicable margin plus, at the Borrowers’ option, (a) for base rate loans, a base rate determined by reference to the highest of (1) the rate last quoted by The Wall Street Journal as the U.S. “Prime Rate” in effect on such day, (2) the federal funds effective rate plus 0.50% per annum or (3) the applicable SOFR (which shall not be less than the 0.75% per annum “floor”) plus 1.00% per annum and (b) for term rate loans, the SOFR rate based on the interest period of the applicable borrowing (subject to the 0.75% per annum “floor”).

The First Lien Credit Agreement and the Second Lien Credit Agreement include customary covenants, including, among others, limitations on the ability of the Company and its subsidiaries to: incur indebtedness; pay dividends on capital stock or redeem, repurchase or retire capital stock or certain junior indebtedness; make investments, loans, advances and acquisitions; enter into agreements with negative pledge clauses; engage in transactions with affiliates; sell or dispose of assets; make certain fundamental changes; and create liens.

The proceeds of the Notes and the borrowings under the New Credit Facilities, together with equity contributions from funds affiliated with Brookfield, were used to (1) pay the cash consideration for the Merger, (2) repay all amounts outstanding under the Revolving Credit Agreement, dated as of May 24, 2021 (as amended, restated, extended, supplemented, increased or otherwise modified in writing from time to time, the “Existing Credit Agreement”), among the Company, the borrowing subsidiaries of the Company party thereto from time to time, the lenders party thereto and Bank of America, N.A. as administrative agent, (3) pay the cash consideration for the Debt Tender Offers (as defined below) and (4) pay fees and expenses related to the foregoing. Any remaining amount will be used for general corporate purposes.

Item 1.02 Termination of a Material Definitive Agreement.

On July 6, 2022, the Company terminated the Existing Credit Agreement. In connection with the termination, the Company repaid all of the outstanding obligations in respect of principal, interest and fees under the Existing Credit Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 6, 2022, the Company notified the Nasdaq Global Select Market (“Nasdaq”) of the consummation of the Merger, and requested that Nasdaq (1) suspend trading of the Shares before the opening of trading on July 6, 2022 and (2) file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to effect the delisting of shares of the Company’s common stock from Nasdaq and to deregister the Shares under Section 12(b) of the Exchange Act. In addition, the Company intends to file with the SEC a certification on Form 15 under the Exchange Act requesting the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03 Material Modification to Rights of Security Holders

The information contained in the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant.

As a result of Purchaser’s acceptance for payment of all Shares that were validly tendered and not validly withdrawn in accordance with the terms of the Offer and the consummation of the Merger pursuant to Section 251(h) of the DGCL, on July 6, 2022, a change in control of the Company occurred and the Company is now a wholly-owned subsidiary of Parent.

The information contained in the Introductory Note, Item 2.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement and effective as of the Effective Time, each of Leslie A. Brun, Willie A. Deese, Amy J. Hillman, Brian Krzanich, Stephen A. Miles, Robert E. Radway, Stephen F. Schuckenbrock, Frank S. Sowinski and Eileen J. Voynick resigned from the Company’s board of directors and the committees of the Company’s board of directors.

Further, pursuant to the Merger Agreement and as of the Effective Time, the directors of Purchaser as of immediately prior to the Effective Time will become the directors of the surviving corporation, and the officers of the Company immediately prior to the Effective Time will remain as officers of the surviving corporation. Information regarding the new directors of the Company has been previously disclosed on Schedule I of the Offer to Purchase as filed with the Tender Offer Statement on Schedule TO filed with the SEC on April 22, 2022, and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, the Company’s certificate of incorporation and its bylaws were amended and restated in their entirety, effective as of the Effective Time. Copies of the certificate of incorporation and bylaws of the Company as currently in effect are filed as Exhibits 3.1 and 3.2 hereto and are incorporated by reference into this Item 5.03.

Item 8.01 Other Events.

On July 6, 2022, in connection with its previously announced tender offers (the “Debt Tender Offers”) to purchase for cash any and all of its issued and outstanding 4.500% Senior Notes due 2024, the interest rate of which adjusts from time to time and is currently 6.500% (the “2024 Notes”), 4.875% Senior Notes due 2027 (the “2027 Notes”) and 5.250% Senior Notes due 2029 (the “2029 Notes” and together with the 2024 Notes and the 2027 Notes, the “Existing Notes”) and related solicitation of consents to the adoption of certain proposed amendments to the indentures governing the Existing Notes pursuant to its Offer to Purchase and Consent Solicitation Statement dated April 20, 2022, as amended from time to time through the date hereof, the Company accepted all of the Existing Notes that were validly tendered and not validly withdrawn as of 5:00 p.m. New York City time on July 5, 2022 (the “Expiration Date”). Upon acceptance of the tendered Existing Notes and consummation of the Merger, the previously executed supplemental indentures related to the Existing Notes became operative. As of the Expiration Date, holders of approximately 93.7%, 94.4% and 98.1% of the outstanding aggregate principal amount of the 2024 Notes, 2027 Notes and 2029 Notes, respectively, had validly tendered and not validly withdrawn their Existing Notes.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

2.1

Agreement and Plan of Merger, dated as of April 7, 2022, by and among the CDK Global, Inc., Central Parent LLC and Central Merger Sub Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on April 8, 2022).

3.1	Amended and Restated Certificate of Incorporation of CDK Global, Inc.

3.2	Amended and Restated Bylaws of CDK Global, Inc.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDK Global, inc.

Date: July 6, 2022	/s/ Lee J. Brunz
Lee J. Brunz
Executive Vice President, General Counsel and Secretary